Exhibit 99.5

ETABLISSEMENTS EMILE LLAU

INDEPENDENT AUDITORS’ REPORT

FOR THE YEAR ENDED DECEMBER 31, 2006

Société Anonyme au Capital de 208.000 € - RCS Toulouse B 384 208 831

Inscrite au Tableau de I’Ordre des Experts-comptables de Toulouse Midi-Pyrénćes	Associés : Pierre d’Agrain	pdagrain@exco.fr
Membre de la Compagnie des Commissaires aux Comptes de Toulouse	Georgette Ségala	gsegala@exco.fr

Bureau secondaire : 17, rue du Temple - 31250 Revel

To the Stockholders of ETABLISSEMENTS EMILE LLAU SAS:

We have audited the accompanying balance sheets of ETABLISSEMENTS EMILE LLAU SAS (the “Company”) as of December 31, 2006, 2005 and 2004, and the related statements of income for the years then ended, all expressed in euros. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements taken as a whole based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of ETABLISSEMENTS EMILE LLAU SAS as of December 31, 2006, 2005 and 2004, and the funds obtained and applied by them and the results of their operations for the years then ended, in conformity with accounting principles generally accepted in France.

Accounting principles generally accepted in France vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net income for years ended December 31, 2006, 2005 and 2004, and the determination of stockholders’ equity and financial position as of December 31, 2006, 2005 and 2004 to the extent summarized in Note 1.

Toulouse, July 16, 2007

The Statutory Auditor

D’AGRAIN & ASSOCIES Pierre d’Agrain

	Gross	Prov. Deprec	12/31/2006	12/31/2005	12/31/2004
Suscripted but not demanded capital

FIXED ASSETS
Intangible assets
Start-up expenses
Research and Development costs
Allowances, Patents and other Rights	14,643	11,317	3,325	2,339	2,699
Goodwill	968,043		968,043	968,043	696,112
Other intangible assets
Advanced payments of fixed assets

Tangible fixed assets
Lands	409,929	25,666	384,262	387,685	391,107
Other structures (Buildings)	2,499,048	1,397,952	1,101,095	960,513	949,256
Technical Facilities, Tools and Machinery	2,933,987	2,486,590	447,396	511,254	658,379
Other tangible fixed assets	1,087,338	879,305	208,032	244,120	191,357
Work-in process fixed assets
Advanced Payments

Financial assets
Other shareholdings	143,279		143,279	143,279	143,279
Other financial securities
Loans	15,379		15,379	23,583	31,388
Other financial assets	8,077		8,077	6,637	6,637

TOTAL	8,079,726	4,800,832	3,278,893	3,247,456	3,070,217

CURRENT ASSETS
Stocks
Procurements in raw material	473,245		473,245	411,535	606,600
Work-in process inventories
Work-in process services
Finished and unfinished products
Inventories

Advanced Payments spillage

Debtors
Customers, other accounts receivable	6,185,146	161,869	6,023,276	5,398,032	3,887,602
Other accounts receivable	594,888		594,888	214,968	729,617
Subscripted and demanded Capital, not payed
Others
Cash	1,170,534		1,170,534	581,473	924,859
Regularization account
Advanced expenses	26,456		26,456	39,405	15,156

TOTAL	8,450,271	161,869	8,288,402	6,645,416	6,163,836

TOTAL ASSETS	6,529,997	4,962,702	11,567,295	9,892,872	9,234,054

	12/31/2006	12/31/2005	12/31/2004
OWN FUNDS
Capital	215,253	215,253	215,253
Additional paid-in capital	1,128,449	1,128,449	1,128,449
Appreciation Variation
Legal Reserves	21,525	21,525	21,525
Statuary reserves
Reglamentary reserves
Other reserves	2,870,282	2,444,971	2,272,962
Result for the year (loss or income)	821,113	425,311	172,009
Grant for Research	11,527	18,083	24,638

TOTAL	5,068,151	4,253,592	3,834,836

OTHER OWN FUNDS

TOTAL

PROVITION FOR RISK AND EXPENSES
Provision for risks		108,655
Provision for expenses
TOTAL		108,655

DEBTS
Debts with financial institutions	105,156	532,721
Other financial debts		41,343	14,869
Advanced Payments			132
Suppliers	5,604,499	3,828,433	3,180,631
Tax payables	783,065	554,263	445,380
Fixed assets payables	5,259	573,863	1,358,204
Other debts	1,162		400,000

REGULARIZATING ACCOUNTS
Advanced revenues
TOTAL	6,499,143	5,530,624	5,399,217

TOTAL CREDIT	11,567,295	9,892,872	9,234,054

	2006	%CA	2005	%CA	Variation Absolut value	Variation Percentage	2004
Inventory-sales
Good-sales	27,349,300.00	94.29	18,700,960.00	90.84	8,648,339.00	46.25	17,828,386.00
Service-sales	1,656,189.00	5.71	1,885,910.00	9.16	-229,721.00	-12.18	1,975,913.00

Business Ammount, net	29,005,489.00	100.00	20,586,871.00	100.00	8,418,617.00	40.89	19,804,299.00

Production in stock
Fixed production
Operating subsidies
Overgrant and depreciation transferred for the year	113,306.00	0.39	23,657.00	0.11	89,648.00	378.95	89,230.00
Other incomes (1)	27.00		36,211.00	0.18	-36,184.00	-99.92	54,477.00

Total Operating Revenues (2)	29,118,822.00	100.39	20,646,740.00	100.29	8,472,082.00	41.03	19,948,006.00

Inventory-purchase
Variación existencias de mercaderias							562,445.00
Raw material amd procurements purchase	18,653,011.00	64.31	11,657,488.00	56.63	6,995,522.00	60.01	11,439,079.00
Variation of raw material and procurements stock	-61,709.00	-0.21	195,064.00	0.95	-256,773.00	-131.64	-555,267.00
Other procurements and external expenses (3)	7,364,916.00	25.39	5,758,936.00	27.97	1,605,979.00	27.89	6,368,351.00
Taxes	257,310.00	0.89	265,227.00	1.29	-7,916.00	-2.98	144,610.00
Personnel expenses	952,750.00	3.28	1,080,634.00	5.25	-127,883.00	-11.83	914,420.00
Social Charges	452,925.00	1.56	539,997.00	2.62	-87,071.00	-16.12	465,933.00
Fixed depreciation and amortization expense	324,096.00	1.12	353,591.00	1.72	-29,494.00	8.34	388,607.00

Provition for Current assets expense	16,480.00	0.06	69,040.00	0.34	-52,559.00	-76.13	55,219.00
Provition for risk and expense expenses			108,655.00	0.53	-108,655.00	-100.00
Other expenses	977.00		2,751.00	0.01	-1,774.00	-64.47	1,477.00

Total Operating Loss (4)	27,960,759.00	96.40	2,031,386.00	97.30	7,929,372.00	39.58	19,774,878.00

INCOME FROM ORDINARY ACTIVITIES	1,158,063.00	3.99	615,354.00	2.99	542,709.00	88.19	173,128.00

Financial assets incomes (5)	39,596.00	0.14			39,596.00
Income from other financial assets (5)			1,354.00	0.01	-1,354.00	-100.00	1,733.00
Other interests and similar income (5)	28,455.00	0.10			28,455.00		10,888.00
Exchange Income

TOTAL FINANCIAL REVENUES	68,051.00	0.23	1,354.00	0.01	66,697.00	NS	12,622.00

Depreciation and amortization financial expense
Interests and similar expenses	30,217.00	0.10	78,686.00	0.38	-48,468.00	-61.60	21,065.00
Exchange losses

TOTAL FINANCIAL EXPENSES	30,217.00	0.10	78,686.00	0.38	-48,468.00	-61.60	21,065.00

FINANCIAL RESULT	37,833.00	0.13	-77,332.00	-0.38	115,165.00	148.92	-8,443.00

ORDINARY INCOME BEFORE TAXES	1,195,896.00	4.12	538,021.00	2.61	657,875.00	122.28	164,685.00

Extraordinary revenues in gestión operations	4,143.00	0.01			4,143.00		119,223.00
Extraordinary revenues in capital operations	21,282.00	0.07	22,062.00	0.11	-779.00	-3.53	17,191.00
Overprovision transferred for the year	8,260.00	0.03			8,260.00

Total extraordinary revenues (7)	33,686.00	0.12	22,062.00	0.11	11,624.00	52.69	136,415.00

Extraordinary expenses in gestión operations (6 bis)	10,039.00	0.03	23,439.00	0.11	-13,400.00	-57.17	24,744.00
Extraordinary expenses in capital operations	1,596.00	0.01	11,337.00	0.06	-9,740.00	-85.91	5,272.00
Depreciation and amortization extraordinary expenses

Total extraordinary expenses (7)	11,635.00	0.04	34,776.00	0.17	-23,140.00	-66.54	30,017.00

EXTRAORDINARY RESULT	22,050.00	0.08	-12,714.00	-0.06	34,765.00	273.43	106,398.00

Corporate income tax	396,834.00	1.37	99,996.00	0.49	296,838.00	296.85	99,074.00

TOTAL REVENUES	29,220,560.00	100.74	20,670,157.00	100.40	8,550,403.00	41.37	20,097,043.00

TOTAL EXPENSES	28,399,446.00	97.91	20,244,845.00	98.34	8,154,601.00	40.28	19,925,034.00

RESULT FOR THE YEAR	821,113.00	2.83	425,311.00	2.07	395,802.00	93.06	172,009.00

US reconciliation and US cash flow

COMPANY EUROS	ETS. LLAU SAS
		NET INCOME YEAR ENDED			SHAREHOLDERS EQUITY YEAR ENDED
INCOME STATEMENT
		12/31/2006	12/31/2005	12/31/2004	12/31/2006	12/31/2005	12/31/2004
NET INCOME AS SHOWN IN THE FINANCIAL STATEMENTS		821,113	425,311	172,009	5,068,151	4,253,592	3,834,836

ITEMS HAVING EFFECT OF INCREASING REPORTED INCOME GOODWILL AMORTIZATION		0	0	0	0	0	0

ITEMS HAVING EFFECT OF DECREASING REPORTED INCOME

NET INCOME ACCORDING TO US GAAP		821,113	425,311	172,009	5,068,151	4,253,592	3,834,836

ETS. LLAU SAS

CONSOLIDATED STATEMENTS OF CASH FLOWS

0	EUROS

	FOR THE 12 MONTHS
	12/31/2006	12/31/2005	12/31/2004
OPERATING ACTIVITIES:
Net earnings	821,113	425,311	172,009
Adjustments to reconcile net earnings to net cash provided by operating activities:
Loss on sales of marketable securities
Depreciation of property, plant and equipment	324,096	353,591	386,382
Amortization of other assets
(Gain) loss on sale of property, plant and equipment
Advances to & investments in subsidiaries
Equity in net earnings
Deferred income taxes	0	0	0
Changes in assets and liabilities excluding the effects of acquisitions:
Decrease/(increase) in marketable securities	0	0	0
Decrease/(increase) in accounts receivable	-1,005,164	-995,781	496,062
Decrease/(increase) in inventories	-61,710	195,064	7,178
Decrease/(increase) in other current assets	0	0
Decrease/(increase) in intercompany activities-us	0	0	0
Decrease/(increase) in other assets
Decrease/(increase) in Goodwill/Step Up for Additional purchase price	0	0	0
lncrease/(decrease) in accounts payable and accrued expenses	968,519	131,407	-1,683,974
lncrease/(decrease) in other liabilities	0	0	0

Net cash provided by operating activities	1,046,854	109,592	-622,343

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale PPE
Proceeds from sale of marketable securities
Business acquisitions net of cash acquired	0	0	0
Capital expenditures	-457,793	-452,978	-342,412
FINANCIAL INVESTMENTS		0	289,992
Proceeds from sale of property, plant and equipment
DIVIDENDS
Decrease/(increase) in restricted cash

Net cash used in investing activities	-457,793	-452,978	-52,420

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	0	0	0
Proceeds from long-term debt
Deferred Financing Fees
Purchase of treasury stock

Net cash used in financing activities	0	0	0

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	589,061	-343,386	-674,763
CASH AND CASH EQUIVALENTS, beginning of period	581,473	924,859	1,599,622

CASH AND CASH EQUIVALENTS, end of period	1,170,534	581,473	924,859